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                                                                    Exhibit 10.Q


                VIAD CORP DIRECTOR'S CHARITABLE MATCHING PROGRAM


         The Director's Charitable Matching Program provides for corporate matching of charitable contributions made by nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.